EXHIBIT 99.1

    NovaStar Financial Clarifies Information Regarding Authorized, Issued and
                               Outstanding Shares

KANSAS CITY, MO., August 2, 2007 - NovaStar Financial, Inc. (NYSE: NFI), a
residential lender and mortgage portfolio manager, desires to clarify the information it reported on July 27, 2007, with respect to its authorized shares of capital stock and its issued and outstanding shares of capital stock after the one-for-four reverse stock split of its common stock, par value $0.01 per share ("Common Stock"), which occurred on that date. After the reverse stock split, it was authorized to issue 50,000,000 shares of capital stock consisting of: 38,763,000 shares of Common Stock, 2,990,000 shares of 8.90% Series C
Cumulative Redeemable Preferred Stock, par value $0.01 per share ("Series C
Preferred Stock"), 2,100,000 shares of 9.00% Series D1 Mandatory Convertible
Preferred Stock, par value $0.01 per share (initially convertible into 1,875,000 shares of Common Stock, subject to certain adjustments) (the "Series D1
Preferred Stock"), and 6,147,000 shares of 9.00% Series D2 Mandatory Convertible
Preferred Stock, par value $0.01 per share (initially convertible into 5,488,393 shares of Common Stock, subject to certain adjustments) (the "Series D2
Preferred Stock"). After the reverse stock split, it had the following shares issued and outstanding: 9,469,910 shares of Common Stock, 2,990,000 shares of
Series C Preferred Stock, and 2,100,000 shares of Series D1 Preferred Stock. At this time, none of the Series D2 Preferred Stock is outstanding.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, securitizes, sells and invests in residential nonconforming loans and mortgage-backed securities. The Company also services a large portfolio of residential nonconforming loans. NovaStar specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines.
Founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of independent mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.
For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may vary materially. Some important factors that could cause actual results to differ materially include: our ability to consummate our recently announced transactions; our ability to generate sufficient liquidity on favorable terms;
our ability to sell loans we originate in the market place; the size, frequency and structure of our securitizations; impairments on our mortgage assets;
increases in prepayment or

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default rates on our mortgage assets; increases in loan repurchase requests;
inability of potential borrowers to meet our underwriting guidelines; changes in assumptions regarding estimated loan losses and fair value amounts; finalization of the amount and terms of any severance provided to terminated employees;
finalization of the accounting impact of our previously announced reduction in workforce; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to generate acceptable origination volume while maintaining an acceptable level of overhead; the stability of residual property values; our continued status as a REIT; interest rate fluctuations on our assets that differ from our liabilities; the outcome of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; compliance with new accounting pronouncements; the impact of general economic conditions; our ability to adapt to and implement technological changes; our ability to successfully integrate acquired business or assets with our existing business; and the risks that are from time to time included in our filings with the SEC, including our Annual
Report on Form 10-K, for the year ended December 31, 2006, and our quarterly report on form 10-Q, for the period ending March 31, 2007. Other factors not presently identified may also cause actual results to differ. Words such as
"believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as
"will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. This press release speaks only as of its date and we expressly disclaim any duty to update the information herein.

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NovaStar contacts:

         Investor inquiries: Jeffrey A. Gentle, 816.237.7424
         Media inquiries: Richard M. Johnson, 913.649.8885

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